Exhibit 10.17

FORM OF SHARE REPURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of the      day of             , 2010, among Vera Bradley, Inc., an Indiana corporation (the “Company”), Barbara Bradley Baekgaard, Patricia R. Miller, Jill A. Nichols, Michael C. Ray, Kimberly F. Colby and P. Michael Miller (each, a “Shareholder” and together, the “Shareholders”).

Recitals

A. Effective June 30, 2010, the Company issued a total of one hundred (100) shares of common stock, no par value (the “Shares”), to the Shareholders for aggregate consideration of One Hundred and 00/100 Dollars ($100.00).

B. As of the date of this Agreement, the Company holds no assets other than the One Hundred and 00/100 Dollars ($100.00) of paid in capital proceeds from the original issuance of the Shares.

C. In anticipation of certain transactions involving the Company, including, without limitation, the initial public offering of capital stock of the Company, the Company and the Shareholders believe that it is in the best interests of all parties for the Company to repurchase the Shares from the Shareholders on the terms provided in this Agreement.

Agreement

In consideration of the foregoing and the following undertakings, the Company and each of the Shareholders agree as follows:

1. Sale of the Shares. Each Shareholder hereby sells, assigns, transfers, and delivers to the Company that number of the Shares set forth next to his or her name in the table provided below:

SHAREHOLDER	NUMBER OF SHARES
Barbara Bradley Baekgaard	40
Patricia R. Miller	37
Jill A. Nichols	10
Michael C. Ray	5
Kimberly F. Colby	5
P. Michael Miller	3

2. Purchase of the Shares. The Company hereby purchases from each Shareholder that number of the Shares set forth next to his or her name in the table provided above in Section 1 (the “Ownership Table”) for a purchase price of One and 00/100 Dollars ($1.00) per share, the payment of which is made concurrently with the execution of this Agreement and the receipt of which each Shareholder hereby acknowledges.

3. Delivery of Stock. Upon the execution of this Agreement, each Shareholder shall deliver, or cause to be delivered, to the Company certificates evidencing the number of the Shares owned by each such Shareholder, as provided in the Ownership Table (such portion of the Shares owned by each Shareholder hereafter referred to as such “Shareholder’s Shares”), endorsed for transfer to the Company, together with all other documents necessary to complete an absolute and effective transfer, assignment and delivery of such Shareholder’s Shares to the Company.

4. Warranty of Title. Each Shareholder represents and warrants to the Company and each other Shareholder that he or she has not assigned or transferred any right, title, or interest in his or her Shareholder’s Shares to any person, and that all of his or her rights, title and interests in such Shareholder’s Shares are being transferred and assigned to the Company under this Agreement.

5. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their heirs, personal representatives, successors and assigns.

6. Further Assurances. Each party hereto respectively shall use all reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws, rules, and regulations to consummate and thereafter make effective the transactions contemplated by this Agreement.

7. Counterparts. This Agreement may be executed in the original or by telecopy or electronic transmission of a pdf file containing an executed signature page, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Indiana, without regard to the conflicts of laws principles thereof.

9. Waiver of Jury Trial. Each party hereto hereby irrevocably waives any right to have a jury participate in resolving any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed, or in the case of the Company caused to be executed by its duly authorized officer, this Agreement as of the day and year first written above.

VERA BRADLEY, INC.

By:

Its:

Barbara Bradley Baekgaard

Patricia R. Miller

Jill A. Nichols

Michael C. Ray

Kimberly F. Colby

P. Michael Miller